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                                                                    EXHIBIT 10.5

                               AMENDMENT TO LEASE

     THIS AMENDMENT TO LEASE is made this 6/th/ day of November, 2001, between 4085 Associates L.P., a California limited partnership ("Landlord"), and Memry Corporation, a Delaware corporation ("Tenant") (Landlord and Tenant together, the "Parties").

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant entered into a Lease entitled "Business Park Lease" ("Lease") dated August 27, 2001, for certain demised premises ("Premises") located at 4065 Campbell Avenue, Menlo Park, California, as more particularly described in said Lease; and

     WHEREAS, Tenant initially desired to lease the Premises for a one (1) year term and during the course of negotiations of the Lease Tenant requested and Landlord agreed that the demised term of the Lease would be extended for an additional six (6) months such that the demised term of the Lease is for a period of eighteen (18) months commencing October 1, 2001, and expiring on March 31, 2003; and

     WHEREAS, Tenant now desires to extend the demised term of the Lease for an additional period of eighteen (18) months such that the demised term of the Lease will be for a total of three (3) years, and Landlord is willing to extend the demised term of the Lease pursuant to the terms hereof; and

     WHEREAS, at the commencement of negotiations of the terms and conditions of the Lease Landlord agreed to limit Tenant's obligation to reimburse Landlord for certain additional rent items and made certain other revisions to the Lease because the demised term of the Lease was contemplated to be for a period of one
(1) year; Landlord agreed to keep such limitations and revisions in the Lease when the demised term was subsequently extended to eighteen months; the Parties now agree that such limitations and revisions will be inappropriate for a three year term and desire to revise the Lease, as more particularly set out herein below.

     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

     1. The demised term of the Lease is extended for a period of eighteen (18) months commencing April 1, 2003, and ending September 30, 2004.

     2. The annual base rent provided for in Section 2.1. of the Lease shall be
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increased effective April 1, 2003, by a sum determined by applying the formula set forth below, and such base rent as established (by adding the increase to the then existing base rent) shall be the base rent for the remaining term of the Lease (i.e., from April 1, 2003, to and including September 30, 2004).

     The applicable rental increase shall be the amount determined by multiplying the annual base rent payable on March 31, 2003, by the net percentage increase in the previous eighteen (18) month period in the Monthly Consumer Price Index and, if the net change is zero (0) or negative (less than zero), then the applicable rental increase shall be $0. For purposes of illustration only, if the Monthly Consumer Price Index shall increase in the pertinent period from

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165 to 170, the percentage of increase is 5/165x100 or 3.03 and the factor to be used in the above formula shall be 3.03%.

     Pertinent Period. For the purpose of the computation of the adjustment effective April 1, 2003, the comparison shall be between the Monthly Consumer Price Index last issued prior to October 1, 2001, and the Monthly Consumer Price Index last issued prior to April 1, 2003.

     "Monthly Consumer Price Index" means the index generally known as the Consumer Price Index prepared and issued by the Bureau of Labor Statistics of the Department of Labor of the United States of America, measuring consumer prices throughout the San Francisco Bay Area generally (i.e., the index generally known as the "Consumer Price Index for Urban Wage Earners and Clerical Workers San Francisco-Oakland-San Jose All Items (CPI-W)" 1982-84=100). If said bureau should at any time or from time to time change the base period for said index, then Consumer Price Index needed for the purpose of this subsection shall be appropriately converted in accordance with good statistical methods to an index comparable (except for changes mentioned in the following sentence) to the present index issued by said bureau based upon the present base period. Subject to the foregoing provisions of this subsection, said index for any period shall be such as may as of the particular time be prepared and issued by said bureau (or if said bureau should cease to issue such index and some other agency shall perform the same function then of such agency) and no changes in the methods or practices of said bureau shall affect the intentions of this subsection.

     3. Effective October 1, 2001, Section 11.3. of the Lease shall be deleted
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in is entirety, and the following Section 11.3. shall be inserted in-lieu
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thereof:

        "Section 11.3. Landlord shall provide the following services and Tenant
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     shall, in addition to all other payments required to be made under other provisions of this Lease, on demand reimburse Landlord for Landlord's out-of-pocket costs of: (i) maintaining, repairing and replacing the roof;
     (ii) painting, maintaining and repairing the exterior of the building;
     (iii) maintenance and repair of the trash enclosure utilized in connection with the building; (vi) maintenance, repair and replacement of the glass on the exterior of the building and (vii) any other maintenance, repair and replacement other than that which Landlord is required to perform at Landlord's expense per Section 11.1, Tenant shall also, on demand,
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     reimburse Landlord for Landlord's out-of-pocket costs of maintaining, repairing and replacing the heating and air conditioning equipment serving the demised premises, whether furnished by Landlord or Tenant (except any work that is described in Section 3.2). Landlord's said costs as used in
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     this Section 11.3, shall include all costs and expenses of every kind or
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     nature incurred by Landlord in the performance of such maintenance, repair or replacements and Landlord's determination of the amount of said costs and expenses will be final absent manifest error. Upon Tenant's written request, Landlord shall provide Tenant with reasonable evidence of such costs and expenses.

        Tenant's obligation to reimburse Landlord for the cost of any replacement required to be made by Landlord pursuant to this Section 11.3.
                                                                  ------------
     during the demised term and required under good accounting practice to be amortized, shall be

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     limited to a proportionate share (not greater than 100%) of such replacement costs (the "Reimbursement Amounts") calculated as follows:

        (a) if such costs are incurred during the initial demised term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term and the denominator of which is the number of days in the estimated useful life of the replacement; and

        (b) if Landlord and Tenant agree to extend the term of this Lease beyond September 30, 2004, and if such costs are incurred during any such extended term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term of this Lease (including any extended term) and the denominator of which is the number of days in the estimated useful life of the replacement.

        If a Reimbursement Amount has been determined under subsection (a) above with respect to any replacement costs, and Landlord and Tenant subsequently agree to extend the term of this Lease beyond September 30, 2004, or if Tenant holds over after September 30, 2004, Tenant shall also be responsible for another Reimbursement Amount with respect to such replacement costs determined by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the extended term of this Lease and the denominator of which is the number of days in the estimated useful life of the replacement.

        The foregoing limitation shall not apply to equipment furnished by Tenant and maintained by Landlord. Tenant shall pay any Reimbursement Amounts, as additional rent, monthly on a straight-line basis amortized over the remaining demised term of the Lease (including any extended or holdover term) using an interest rate equal to ten percent (10%) per annum.

        At Tenant's election, Tenant may pay any said Reimbursement Amount in a lump sum upon billing by Landlord and accrue no further interest with regard to such paid Reimbursement Amount.

        The limitations on Tenant's liability for expenses hereunder shall in no event apply to any costs for repairs or replacements occasioned by (x) Tenant's negligent acts or omissions or those of its employees, contractors, agents, invitees or servants, or (y) the particular nature of Tenant's business, all of which costs shall be borne solely by Tenant.

        For purposes of this Section 11.3., the term `initial demised term' shall be the three year period from October 1, 2001, to and including September 30, 2004," and the term `replacements' shall be replacements which are reasonably necessary for the maintenance and/or preservation of the property.

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        4. Effective October 1, 2001, Section 18.3. of the Lease shall be
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deleted in its entirety, and the following Section 18.3. shall be inserted
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in-lieu thereof:

        "Section 18.3. Tenant agrees during the demised term to pay to Landlord
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     an annual charge which shall be Landlord's actual out-of-pocket costs of operating, maintaining and/or replacing all of the areas and facilities mentioned in this Article. The annual charge shall be an estimate computed on the basis of periods of twelve (12) consecutive calendar months, commencing and ending on such dates as may be designated by Landlord, and shall be paid in monthly installments on the first day of each calendar month in the amount estimated by Landlord. Within ninety (90) days after the end of each such annual period, Landlord will determine (and furnish to Tenant a statement showing in reasonable detail) the actual annual charge for such period and the amounts so estimated and paid during such period shall be adjusted within such ninety (90) days (including adjustments on a pro rata basis of any partial such period at either end of the demised term) and one party shall pay to the other on demand whatever amount is necessary to effectuate such adjustment.

        Landlord's said costs shall consist of and include all costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and/or replacement of all of the areas, facilities and improvements mentioned in this Article determined in accordance with good accounting practice by an accountant employed by Landlord. The determination of such accountant shall be conclusive. Without otherwise limiting the generality of the foregoing, there shall be included in such costs public liability and property damage insurance, landscape maintenance, maintenance of utilities, water, cleaning of areas, facilities and improvements, operation of lighting, common area taxes and assessments determined in the same manner as taxes and assessments on the demised premises, policing and sweeping of parking areas, supervising with attendants, repairs, replacements and maintenance, and an amount equal to ten percent (10%) of the total of all of the above for administration of the Parking and Accommodation Areas.

        Tenant's obligation to reimburse Landlord for the cost of any replacement required to be made by Landlord pursuant to this Section 18.3.
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     during the demised term and required under good accounting practice to be amortized, shall be limited to a proportionate share (not greater than 100%) of such replacement costs (the "Reimbursement Amounts") calculated as follows:

        (a) if such costs are incurred during the initial demised term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term and the denominator of which is the number of days in the estimated useful life of the replacement; and

        (b) if Landlord and Tenant agree to extend the term of this Lease beyond September 30, 2004, and if such costs are incurred during any such extended term of this Lease, by multiplying such replacement costs by a fraction,

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     the numerator of which is the number of days in the demised term of this
     Lease (including any extended term) and the denominator of which is the number of days in the estimated useful life of the replacement.

        If a Reimbursement Amount has been determined under subsection (a) above with respect to any replacement costs, and Landlord and Tenant subsequently agree to extend the term of this Lease beyond September 30, 2004, or if Tenant holds over after September 30, 2004, Tenant shall also be responsible for another Reimbursement Amount with respect to such replacement costs determined by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the extended term of this Lease and the denominator of which is the number of days in the estimated useful life of the replacement.

        The foregoing limitation shall not apply to equipment furnished by Tenant and maintained by Landlord. Tenant shall pay any Reimbursement Amounts, as additional rent, monthly on a straight-line basis amortized over the remaining demised term of the Lease (including any extended or holdover term) using an interest rate equal to ten percent (10%) per annum.

        At Tenant's election, Tenant may pay any said Reimbursement Amount in a lump sum upon billing by Landlord and accrue no further interest with regard to such paid Reimbursement Amount.

        The limitations on Tenant's liability for expenses hereunder shall in no event apply to any costs for repairs or replacements occasioned by (x) Tenant's negligent acts or omissions or those of its employees, contractors, agents, invitees or servants, or (y) the particular nature of Tenant's business, all of which costs shall be borne solely by Tenant.

        For purposes of this Section 18.3, the term `initial demised term' shall be the three year period from October 1, 2001, to and including September 30, 2004," and the term `replacements' shall be replacements which are reasonably necessary for the maintenance and/or preservation of the property.

        5. It is understood and agreed that all other terms and conditions of the Lease shall be and remain the same.

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        IN WITNESS WHEREOF, the parties have executed this Amendment to Lease as of the date first hereinabove written.

TENANT:                                  LANDLORD:
MEMRY CORPORATION,                       4065 ASSOCIATES, L.P.,
a Delaware corporation                   a California limited partnership

By: /s/ Robert P. Belcher                By:  /s/ Frances B. Nelson
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     Title: SVP & CFO                         Frances B. Nelson, Trustee
                                              General Partner

By: /s/ Joseph Pasqualucci               By:  /s/ Robert L. Webster
    ------------------------                  ------------------------------
     Title: VP & GM                           Robert L. Webster, Trustee
                                              General Partner

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